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                                                                   EXHIBIT 21.1



Subsidiaries of WFS Financial Inc


WFS Financial Auto Loans, Inc.
WFS Financial Auto Loans 2, Inc.
WFS Investments, Inc.
WFS Funding, Inc.
WFS Receivables Corporation